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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-01569, 333-13943, 333-20005, 333-24615, 333-64203, 333-65211, 333-67511, 333-87905, 333-105733, and 333-111480) and Form S-8 (File Nos. 333-02329, 333-13481, 333-65193, 333-65221, 333-65223, 333-85549, 333-85574, and 333-105734) of New Plan Excel Realty Trust, Inc. of our report dated February 25, 2004, except for Note 24, which is as of January 19, 2005, relating to the financial statements and financial statement schedules as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, which appears in this Current Report on Form 8-K dated January 21, 2005.

/s/ PricewaterhouseCoopers LLP

New York, New York

January 19, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM